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Exhibit 23.1

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

        As independent oil & gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of the name Williamson Petroleum Consultants, Inc. and references to Williamson Petroleum Consultants, Inc. and to the inclusion of and references to our report, or information contained therein, entitled "Evaluation of Oil and Gas Reserves to 1) the Direct Interests of Warren Resources, Inc. in Certain Properties and 2) the Interests of Warren Resources, Inc. as the General Partner in 23 Partnerships Effective December 31, 2002 for Disclosure to the Securities and Exchange Commission Williamson Project 3.8930", prepared for Warren Resources, Inc., in the Registration Statement on Form 10-K of Warren Resources, Inc. for the filing dated on or about March 27, 2003.

        /s/ Williamson Petroleum Consultants, Inc.

        WILLIAMSON PETROLEUM CONSULTANTS, INC.

        March 25, 2003

        Midland, Texas

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CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.